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                            GALAXY NUTRITIONAL FOODS

FOR IMMEDIATE RELEASE:                        CONTACT:
December 18, 2002                             Dawn M. Robert, Investor Relations
                                              Galaxy Nutritional Foods, Inc.
                                              (407) 854-0433

                                              Evan Smith, CFA / Erica Pettit
                                              KCSA Worldwide
                                              (212) 896-1251 / (212) 896-1248

     CHRIS NEW APPOINTED CHIEF EXECUTIVE OFFICER OF GALAXY NUTRITIONAL FOODS

ORLANDO, Florida (December 18, 2002) - Galaxy Nutritional Foods (AMEX: GXY), a leading producer of nutritious plant-based dairy alternatives for the retail and foodservice markets, announced today the appointment of Christopher J. New as its Chief Executive Officer. Mr. New replaces Angelo S. Morini, who will remain as the Company's President and Vice-Chairman of the Board. Since October 2001, Mr. New served as the Company's Chief Operating Officer.

"With the Company in the best operational shape in its history, I have decided to focus my efforts on expanding Galaxy's brand awareness and marketing relationships," stated Angelo Morini. "Chris New has done a phenomenal job on the marketing and operational fronts and has earned the opportunity to take the company to the next level. I am excited by the opportunities we see ahead of us and feel strongly that this is the perfect time to bolster the company for the long run. I am convinced more than ever of the potential for our products and feel it is critical to position the company properly for what lies ahead."

"We have initiated a tremendous business turnaround over the past year and the future outlook for Galaxy Nutritional Foods is very positive," stated Chris New. "I look forward to providing strategic leadership and a methodical approach toward building sales and profitability and to continuing our progress against the key business growth drivers of category momentum, distribution, new products, and international expansion."

ABOUT CHRISTOPHER J. NEW
Christopher J. New is the former Vice President of Commercial Strategies and Services for Tropicana(R) Products of North America and Latin America. In his sixteen-year plus career, Mr. New has held various senior marketing and management positions since earning his Masters in Marketing and Economics from Cornell University in 1986. In his last three years at Tropicana, his responsibilities included directing and leading strategic planning, marketing, business development, sales planning, e-commerce, customer service, category management and customer insights. Mr. New joined Tropicana in 1993 after serving for four years as senior marketing manager of Mott's USA, a division of Cadbury Schweppes, where he was responsible for the marketing of the company's flagship business.

ABOUT GALAXY NUTRITIONAL FOODS(R), INC.
Galaxy Nutritional Foods(R) is the leading producer of health-promoting plant-based dairy and dairy-related alternatives for the retail and foodservice markets. An exclusive, new and technologically advanced, safer "hot process" is used to produce these phytonutrient-enriched products, made from nature's best grains - soy, rice and oats. Veggie products are low fat and fat free (saturated fat and trans-fatty acid free), cholesterol and lactose free, are growth hormone and antibiotic free, and have more calcium, vitamins and other minerals than conventional dairy products. Because they are made with plant proteins, the products are more environmentally friendly and economically efficient than dairy products derived solely from

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animal  proteins.  Galaxy's  products are part of the healthy and natural  foods category, the fastest growing segment of the retail food market. Galaxy brand names include: Galaxy Nutritional Foods(R); Veggie(R); Nature's Alternative(TM);
Veggie  Lite  Bakery(TM);  Veggie  Cafe(TM);  Soyco(R);  Soymage(R);   Wholesome
Valley(R); Lite Bakery(R); and formagg(R). For more information, please visit Galaxy's website at: www.galaxyfoods.com.

This press release contains "forward-looking" statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements involve known and unknown risks, uncertainties, or other factors which may cause actual results, performance or achievements of the company to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. Readers are cautioned not to place undue reliance on those forward-looking statements, which speak only as of the date hereof. The Company undertakes no obligation to release publicly any revisions to these forward-looking statements to reflect events or circumstances after the date hereof or to reflect unanticipated events or developments.

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